                                                                   EXHIBIT 24(h)



                               POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints James M. Herron, Edward R. Henderson and Yasmine B. Zyne and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Ryder System, Inc. Form S-8 Registration Statement and/or the Post-Effective Amendments to the Form S-8 Registration Statements for the Ryder System, Inc. 1995 Stock Incentive Plan and any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with the New York Stock Exchange, Chicago Stock Exchange, and Pacific Stock Exchange, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.




                                             /s/ Paul J. Rizzo
                                             ------------------------
                                                 Paul J. Rizzo




STATE OF FLORIDA      )
                      ) ss:
COUNTY OF DADE        )


Before me appeared Paul J. Rizzo, personally known to me and known to me to be the person described in and who executed the foregoing instrument, and acknowledged to and before me this 17th day of February, 1995 that he or she executed said instrument for the purposes therein expressed.



                                             Witness my hand and official seal:


                                             /s/ Lourdes Palomares
                                             --------------------------
                                             Notary Public



My commission expires:       OFFICIAL NOTARY SEAL
                              LOURDES PALOMARES
                        NOTARY PUBLIC STATE OF FLORIDA
                           COMMISSION NO. CC409654
                       MY COMMISSION EXP. SEPT 22, 1998